UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

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COMPASS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Suite 601 Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8099

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, the Board of Directors (the “Board”) of Compass Therapeutics, Inc. (the “Company”) approved the appointment of a new director to its Board: Richard S. Lindahl, MBA, who is currently the executive vice president, chief financial officer, and treasurer of Emergent BioSolutions, Inc. The Board, upon recommendation of its Nominating and Corporate Governance Committee, appointed Mr. Lindahl as a Class III director, effective immediately to fill a vacant Class III Board seat, with a term expiring at the Company’s annual meeting of stockholders in 2023. Mr. Lindahl was also appointed to serve as a member and chairman of the Company’s Audit Committee. The Board determined that Mr. Lindahl is an independent director and meets the requirements of “audit committee financial expert” status under the Company’s corporate governance guidelines and applicable Nasdaq Listing Rules.

As a non-employee director, Mr. Lindahl will receive cash compensation and an equity award for his Board service. He will receive a cash retainer of $45,000 for general availability and participation in meetings and conference calls of the Board and an additional $10,000 for his service as chairman of the Audit Committee. He will also receive an initial option award to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option grants will vest monthly over four years.

There are no family relationships between Mr. Lindahl, on the one hand, and any director, executive officer, or any other person nominated or chosen by the Company to become a director or executive officer, on the other. Mr. Lindahl is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Lindahl and any other persons pursuant to which they were elected as directors. In addition, Mr. Lindahl has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Compass Therapeutics, Inc.

Date:	April 24, 2023	By:	/s/ Neil Lerner
Neil Lerner VP Finance